UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Conn’s, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

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CONN’S, INC.

3295 College Street

Beaumont, Texas 77701

(409) 832-1696

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 3, 2004

To the Stockholders of Conn’s, Inc.:

NOTICE IS HEREBY GIVEN that the 2004 annual meeting of stockholders of Conn’s, Inc. will be held on Thursday, June 3, 2004, at 3295 College Street, Beaumont, Texas 77701, commencing at 10:00 a.m. local time, for the following purposes:

1.	to elect two directors;

2.	to consider a proposal to approve an amendment to our certificate of incorporation to allow our board of directors to determine the size of the board of directors and to remove the provisions providing for a classified board of directors;

3.	to consider a proposal to approve an amendment to the Conn’s, Inc. Amended and Restated 2003 Incentive Stock Option Plan to provide for a maximum number of shares with respect to which options may be granted during a specified period to any single employee and to grant the chief executive officer the authority to grant options to non-executive officers; and

4.	to transact such other business as may properly come before the meeting.

A copy of the proxy statement relating to the 2004 annual meeting of stockholders, in which the foregoing matters are described in more detail, and our Annual Report on Form 10-K outlining our operations for the fiscal year ended January 31, 2004, accompanies this notice of 2004 annual meeting of stockholders.

Only stockholders of record at the close of business on April 15, 2004 are entitled to notice of and to vote at the 2004 annual meeting of stockholders or any adjournment thereof. A list of such stockholders, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each such stockholder, will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours for a period of at least ten days prior to the meeting at the principal offices of the company located at 3295 College Street, Beaumont, Texas 77701.

Your vote is important. Whether or not you expect to be present at the meeting, please complete, sign, date and return promptly the enclosed form of proxy in the enclosed pre-addressed, postage-paid return envelope.

By Order of the Board of Directors,

/s/ David R. Atnip

DAVID R. ATNIP
Secretary

April 30, 2004

Beaumont, Texas

This proxy statement is first being mailed to our stockholders on or about April 30, 2004.

[GRAPHIC APPEARS HERE]

PROXY STATEMENT

2004 ANNUAL MEETING OF STOCKHOLDERS

Date:	June 3, 2004

Time:	10:00 a.m. local time

Location:	Conn’s, Inc., 3295 College Street, Beaumont, Texas 77701

Record Date and Number of Votes:	April 15, 2004. Holders of our common stock are entitled to one vote for each share of common stock they owned as of the close of business on April 15, 2004. You may not cumulate votes.

Agenda:	1.	to elect two directors;

	2.	to consider a proposal to approve an amendment to our certificate of incorporation to allow our board of directors to determine the size of the board of directors and to remove the provision providing for a classified board of directors;

	3.	to consider a proposal to approve an amendment to the Conn’s, Inc. Amended and Restated 2003 Incentive Stock Option Plan to provide for a maximum number of shares with respect to which options may be granted during a specified period to any single employee and to grant the chief executive officer the authority to grant options to non-executive officers; and

	4.	to transact such other business as may properly come before the meeting.

Proxies:	Unless you tell us on the enclosed form of proxy to vote differently, we will vote signed returned proxies
“FOR” the board’s nominees, “FOR” approval of the amendment to our certificate of incorporation and
“FOR” approval of the amendment to our incentive stock option plan. The proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, the proxy holders will vote for a person whom they believe will carry on our present policies.

Proxies Solicited By:	The Board of Directors

First Mailing Date:	We are first mailing this Proxy Statement and the form of proxy on or about April 30, 2004.

Revoking Your Proxy:	You may revoke your proxy before it is voted at the meeting. To revoke your proxy, follow the procedures listed on page 2 under “General Information Regarding the 2004 Annual Meeting of Stockholders;
Revocation of Proxies.”

PLEASE VOTE BY RETURNING YOUR PROXY. YOUR VOTE IS IMPORTANT.

Prompt return of your proxy will help reduce the costs of resolicitation.

i

GENERAL INFORMATION REGARDING THE 2004 ANNUAL MEETING OF STOCKHOLDERS

Quorum

The holders of a majority of the outstanding shares of common stock entitled to vote at the 2004 annual meeting of stockholders, represented in person or by proxy, will constitute a quorum at the meeting. However, if a quorum is not present or represented at the meeting, the stockholders entitled to vote at the meeting, present in person or represented by proxy, have the power to adjourn the meeting, without notice, other than by announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.

Votes Required to Approve Proposals

To be elected, directors must receive a plurality of the shares voting in person or by proxy, provided a quorum exists. A plurality means receiving the largest number of votes, regardless of whether that is a majority. The amendment to our certificate of incorporation requires the affirmative vote of the holders of at least 75% of the outstanding shares entitled to vote. The amendment to our incentive stock option plan requires the affirmative vote of a majority of the shares entitled to vote that are present in person or represented by proxy at the meeting.

Record Date, Shares Outstanding and Number of Votes

Only stockholders of record as of the close of business on April 15, 2004, the record date set for the meeting by our board, are entitled to notice of and to vote at the meeting or any adjournments of the meeting. On the record date, there were 23,151,799 shares of our common stock issued and outstanding and entitled to vote. Each share of common stock entitles the holder to one vote per share.

Method of Counting Votes, Abstentions and Broker Non-Votes

Votes cast by proxy or in person will be counted by the inspector of election appointed by the company.

Those who fail to return a proxy or who do not attend the meeting will not count towards determining any required quorum, plurality or majority of votes cast. Stockholders and brokers returning proxies or attending the meeting who abstain from voting on the election of our directors, approval of the amendment to our certificate of incorporation or approval of the amendment to our incentive stock option plan will count towards determining a quorum. Such abstentions will have no effect on the election of our directors or the approval of the amendment to our incentive stock option plan, but will have the same effect as a no vote on the approval of the amendment to our certificate of incorporation.

Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instructions from the beneficial owner of the stock but are not permitted to vote on non-routine matters. In the event that a broker does not receive voting instructions for non-routine matters, a broker may notify us that it lacks voting authority to vote those shares. These “broker non-votes” refer to votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions. The inspector of election will treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). These broker non-votes will have no effect on the outcome of the election of our directors or the amendment to our incentive stock option plan, but will have the same effect as a no vote on the approval of the amendment to our certificate of incorporation.

How the Proxies Will Be Voted

The enclosed proxies will be voted in accordance with the instructions you place on the form of proxy. Unless you tell us on the form of proxy to vote differently, we will vote signed returned proxies “FOR” the board’s nominees, “FOR” approval of the amendment to our certificate of incorporation and “FOR” approval of the amendment to our incentive stock option plan. The proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, the proxy holders will vote for a person whom they believe will carry on our present policies.

Pursuant to the terms of a voting trust agreement entered into by Stephens Group, Inc., Stephens Inc. and certain affiliates of Stephens Inc., which collectively own approximately 58.7% of our common stock, unless the voting trust is revoked, the trustee of the voting trust must vote the shares of common stock held by the voting trust “FOR” and/or “AGAINST” any proposal or other matter submitted to the stockholders of the company for approval in the same proportion as the votes cast “FOR” and “AGAINST” such proposal or other matter by all other stockholders, not counting abstentions. Therefore, each proxy received voting “FOR” or “AGAINST” any of the three proposals will result in a proportionate number of shares held in the voting trust to be voted “FOR” or “AGAINST” a proposal. However, abstentions and broker non-votes will not impact how the shares in the voting trust are counted.

Revocation of Proxies

You may revoke your proxy before it is voted. Any stockholder returning the enclosed form of proxy may revoke such proxy at any time prior to its exercise by:

•	delivering a signed proxy, dated later than the original proxy, to our transfer agent, EquiServe Trust Company, N.A., at 150 Royall Street, Canton, Massachusetts 02021, Attention: Therese Collins (please make sure our transfer agent receives your proxy at least two business days prior to the date of the meeting);

•	delivering a signed, written revocation letter, dated later than the proxy, to our transfer agent, EquiServe Trust Company, N.A., at 150 Royall Street, Canton, Massachusetts 02021, Attention: Therese Collins (please make sure our transfer agent receives your revocation letter at least two business days prior to the date of the meeting); or

•	attending the meeting and voting in person (attending the meeting alone will not revoke your proxy).

Your last vote is the vote that will be counted.

Stockholder Proposals and Other Business

From time to time, stockholders seek to nominate directors or present proposals for inclusion in our proxy statement and form of proxy for consideration at an annual meeting of stockholders. To be included in our proxy statement and form of proxy or considered at our next annual meeting, you must timely submit nominations of directors or proposals, in addition to meeting other legal requirements. We must receive your nominations and/or proposals for the 2005 annual meeting no later than January 4, 2004 for possible inclusion in the proxy statement or prior to March 4, 2004 for possible consideration at the meeting. However, if the date of the 2005 annual meeting changes by more than 30 days from the date of this year’s meeting, then we must receive your nominations and/or proposals within a reasonable time before we begin to print and mail our proxy materials.

We do not intend to bring any business before the 2004 annual stockholders meeting other than the matters described in this proxy statement nor have we been informed of any matters that may be presented at the meeting by others. If however, any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

Solicitation of Proxies

The cost of soliciting proxies will be borne by the company. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and employees by other means, including telephone, email or in person. No special compensation will be paid to directors, officers or employees for the solicitation of proxies. To solicit proxies, we also will request the assistance of banks, brokerage houses and other custodians, nominees or fiduciaries, and, upon request, will reimburse such organizations or individuals for their reasonable expenses in forwarding soliciting materials to beneficial owners and in obtaining authorization for the execution of proxies.

Annual Report

The booklet containing this proxy statement also contains our annual report to stockholders and Form 10-K including audited consolidated financial statements for the year ended January 31, 2004. The booklet has been mailed to all stockholders of record as of the close of business on April 15, 2004. Any stockholder that has not received a copy of our annual report may obtain a copy, without charge, by writing to us at 3295 College Street, Beaumont, Texas 77701, Attention: C. William Frank. You may also obtain our SEC filings through the SEC’s website at www.sec.gov.

PROPOSALS FOR STOCKHOLDER ACTION

PROPOSAL ONE:

APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

General

Currently, our certificate of incorporation authorizes the number of directors to be no more than seven and divides our board into three classes of directors who serve three year terms. In April 2004, our board adopted a proposal to amend our certificate of incorporation to allow the board of directors to determine the size of our board of directors and to remove the provisions providing for a classified board, subject to stockholder approval of the amendment. Our board has declared the proposed amendment to be advisable and in the best interests of the company and the stockholders.

Proposed Amendment

We propose to amend our certificate of incorporation as follows:

Current Article Ten, Sections B and E of the Company’s Certificate of Incorporation will be amended and restated to read as follows:

“B. Except as otherwise provided for or fixed pursuant to the provisions of Article FOUR of this Certificate of Incorporation relating to the rights of holders of any series of Preferred Stock to elect additional directors, the total number of directors which shall constitute the entire Board of Directors of the Corporation shall be no less than three (3) directors. The number of directors which shall constitute the entire Board of Directors shall be determined as set forth in the Bylaws of the Corporation. Except with respect to the current terms of directors elected prior to the effective time of the amendment eliminating the classified Board of Directors, who shall serve the remainder of their term, each director shall hold office until the next annual meeting of the stockholders of the Corporation following such director’s election or appointment and, the foregoing notwithstanding, shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed.”

“C. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director so chosen shall hold office until the next election of directors and until his successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.”

Article Ten, Sections C and D of the Company’s Certificate of Incorporation, which were provisions that only applied to a classified board, will be removed. Accordingly, Article Ten, Sections F, G and H will become Sections D, E and F, respectively.

The remaining provisions of our certificate of incorporation will remain the same and in full force and effect.

Purpose of Proposed Amendment

Declassification of Board

Our primary purpose in originally adopting a certificate of incorporation with a classified board structure was to help assure continuity and stability in the management of the business and affairs of the company and thereby enhance the ability of the company to carry out long-range plans and goals for its benefit and the benefit of its stockholders. However, a classified board structure may discourage hostile attempts to acquire control of our company without first negotiating the acquisition with our board of directors because the extended and staggered terms of directors in a classified board generally operates to delay the acquisition of control of the board by a would-be acquirer for at least a year. During that time, the would-be acquirer would bear the risk of a large investment in a company that it did not control. A classified board may encourage a person seeking control of a corporation to negotiate with the board of directors of that corporation, which negotiations may result in a higher price or more favorable terms for stockholders or may give the board an opportunity to prevent a takeover that it believes is not in the best interests of the stockholders.

The classification of directors does have the effect of making it more difficult for stockholders to change the composition of the board of directors of the company. Some investors have come to view classified boards as having the effect of insulating directors from being accountable to a corporation’s stockholders. For example, a classified board of directors limits the ability of stockholders to elect all directors on an annual basis rather than waiting up to two additional years to replace some directors. It may also discourage proxy contests in which stockholders have an opportunity to vote for a competing slate of nominees. The election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. A number of major corporations have determined that, regardless of the merits of a classified board in promoting continuity of management and experience and in deterring coercive takeover attempts, principles of good corporate governance dictate that all directors of a corporation be elected annually.

After due consideration of the various issues concerning the declassification of our board, the board of directors unanimously determined to propose to the stockholders the declassification of the board so that each director would stand for re-election on an annual basis. This determination by our board of directors is in furtherance of its goal of ensuring that our corporate governance policies comply with applicable rules and regulations and maximize our accountability to our stockholders.

Increase in Number of Directors

One of the purposes of the amendment to our certificate of incorporation is to enable us to take timely advantage of the availability of well-qualified candidates for our board of directors and to increase our ability to attract high-quality individuals to serve as directors. Our board of directors has deemed the amendment to be in the best interests of our stockholders because it believes that the presence of additional talented individuals with industry experience will enhance our ability to meet the challenges we face in an increasingly competitive market.

Effect of Proposed Amendment

If the proposed amendment is adopted, we intend to immediately file it with the Secretary of State of the State of Delaware, at which time it will become effective. The amendment will be filed prior to the election of directors so that the directors to be elected at the annual meeting will serve one year terms which will expire at the 2005 annual meeting of stockholders. However, the amendment will not impact the current term of the directors which are not expiring at the 2004 annual meeting. After the amendment is filed, the board of directors will have the authority to increase or decrease the size of our board of directors, subject to the provisions of our certificate of incorporation and bylaws.

We Recommend That You Vote For Approval Of The Amendment To Our Certificate Of Incorporation.

PROPOSAL TWO:

ELECTION OF DIRECTORS

Number of Directors To Be Elected

Our board is currently constituted with seven director positions. Two directors are to be elected at the 2004 annual meeting of stockholders. If the amendment to our certificate of incorporation is approved at the annual meeting, the two directors elected at the annual meeting will hold office until the 2005 annual meeting of stockholders or until their respective successors have been elected and qualified. If the amendment to our certificate of incorporation is not approved at the annual meeting, the newly elected directors will hold office until the 2007 annual meeting of stockholders or until their respective successors have been elected and qualified.

You may not vote for a greater number of directors than those nominated.

Board Nominees

Our board of directors met in April 2004 and considered the candidates for election to the board at the 2004 annual meeting, and a majority of our independent directors recommended that the board nominate Marvin D. Brailsford and William T. Trawick for re-election at the 2004 annual meeting. In making these recommendations, the independent directors considered the requirements and qualifications discussed under “Board of Directors; Nominating Policies” on page 13 of this proxy statement. Based on this recommendation, our board has nominated Marvin D. Brailsford and William T. Trawick to be elected by the stockholders at the 2004 annual meeting. Both nominees have consented to serve as directors. The board has no reason to believe that either of the nominees will be unable or unwilling to act as a director. In the event either director is unable to stand for election, the board of directors may either reduce the size of the board or designate a substitute.

For biographical information regarding each of the board’s nominees for director, please refer to “General Information Regarding the Company; Board of Directors; Board Nominees” on page 11 of this proxy statement.

We Recommend That You Vote For Each Of The Board Nominees.

PROPOSAL THREE:

APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 2003 INCENTIVE STOCK OPTION PLAN

Effective January 2003, our board of directors adopted the Conn’s, Inc. Amended and Restated 2003 Incentive Stock Option Plan. The plan was approved by our stockholders at the January 17, 2003 special meeting of the stockholders of Conn Appliances, Inc., our predecessor corporation. The purpose of the plan is to secure for Conn’s and our stockholders the benefits of the incentives inherent in the ownership of our common stock by our present and future employees.

General Description of the Plan

Under the plan, officers and employees are eligible to receive awards in the form of stock options. At January 31, 2004, a total of 1,531,440 shares of common stock were issued and outstanding under the plan, 47,450 outstanding options had been exercised and 980,877 shares are currently available for issuance under the plan. All of the shares authorized for issuance under the plan have been approved by the stockholders and are registered on a Form S-8 filed with the SEC. Copies of the full text of the plan are available for review at our principal offices and we will furnish copies to our stockholders without charge upon written request directed to Conn’s, Inc., 3295 College Street, Beaumont, Texas 77701, Attention: Chief Financial Officer.

Administration

The plan is administered by our board of directors and the compensation committee of our board. Except as provided in the NASD exemptions, the members of the compensation committee must be “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” as required under Section 162(m) of the Internal Revenue Code of 1986, as amended. Our compensation committee currently consists of Jon E.M. Jacoby, Theodore M. Wright and William T. Trawick. Mr. Jacoby is serving on the committee in accordance with the applicable NASD exemptions, and Messrs. Wright and Trawick are independent directors.

The board or the compensation committee has discretion in determining the terms, restrictions and conditions of each award granted under the plan. The board or the compensation committee is permitted, in its discretion, to change and/or rescind the terms of any award granted under the plan as long as such change or rescission does not adversely affect the rights of the award recipient as stated in the applicable award agreement.

Amendment

The plan may be amended or terminated by the board or the compensation committee at any time. However, an amendment that would impair the rights of a recipient of any outstanding award will not be valid with respect to such award without the recipient’s consent. In addition, our stockholders must approve any amendment to increase the number of authorized shares under the plan, to change employees eligible to participate in the plan, to change the manner in which options are issued or exercised, to extend the term of the plan or to adopt any amendment which requires stockholder approval under NASD rules.

Proposed Amendment to the Plan

We proposed to amend the plan as follows:

Section 5(a) of the plan will be amended and restated to read as follows:

“(a) This Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws. Notwithstanding the foregoing, the Chief Executive Officer of the Company shall have the ability to grant Options to non-executive officers of the Company under guidelines or formulae approved or adopted by the Committee.”

Section 6(a) of the plan will be amended and restated to read as follows:

“(a) Options may be granted only to Employees. The maximum number of Shares with respect to which Options may be granted during a specified period to any single Employee is 2,559,767.”

The remaining provisions of the plan will remain the same and in full force and effect.

Purpose of the Amendment

One of the purposes of the proposed amendment to the plan is to ensure that compensation related to stock options granted under the plan is considered performance-based compensation that is excluded from the $1 million deduction limit of Section 162(m) of the Internal Revenue Code and therefore remains fully deductible. Section 162(m) requires that (i) the grant must be made by the compensation committee; (ii) the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period (usually a fiscal year or a calendar year) to any employee; and (iii) under the terms of the option, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of grant.

The other purpose of the amendment to the plan is to make the administration of the plan more efficient, which will further promote our ability to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees and to promote the success of the Company’s business. Accordingly, the board of directors unanimously determined to propose to the stockholders the inclusion of a maximum number of shares with respect to which options may be granted during a specified period to any single employee, and to grant authority to the chief executive officer to grant options to non-executive officers.

Tax Effects of Participation in the Plan

The following is a brief summary of certain federal income tax consequences arising with respect to options granted under the plan. This summary is not intended to be exhaustive and the exact tax consequences to the participant will depend on various factors and his or her particular circumstances. This summary is based on present laws, regulations and interpretations and does not purport to be a complete description of federal tax consequences. This summary of federal tax consequences may change in the event of a change in the Internal Revenue Code or regulations thereunder or interpretations thereof. We urge participants to consult with a tax advisor with respect to any state, local and foreign tax considerations or particular federal tax implications of options granted under the plan prior to taking action with respect to an option. The plan is not intended to be a “qualified plan” under Section 401(a) of the Internal Revenue Code.

Withholding

We may deduct from all amounts paid by us to the participants in cash or other form, any federal, state, or local taxes required by law to be withheld with respect to such payments. The participant receiving shares of common stock issued under the plan upon the exercise of options will be required to pay us the amount of any taxes which we are required to withhold with respect to such shares of common stock.

Incentive Stock Options

The grant or exercise of an incentive stock option will not result in ordinary taxable income to the participant or a tax deduction for us. However, when the option is exercised, the difference between the exercise price and the fair market value of the stock on the date of exercise will be considered income for the purposes of the alternative minimum tax. Accordingly, the exercise of an incentive stock option may result in an alternative minimum tax liability.

Shares acquired pursuant to the exercise of an incentive stock option ordinarily receive capital gain or loss treatment on their sale or other disposition. However, if the holder disposes of the shares acquired upon the exercise of an incentive stock option within two years after the date of grant or one year after the date of exercise (a “disqualifying disposition”), the holder will generally recognize ordinary income in the amount of the excess of the fair market value of the shares on the date the option was exercised over the exercise price, and we will be entitled to a corresponding tax deduction, provided we comply with applicable income tax reporting requirements. Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the option will generally be a capital gain.

If an option is exercised through the use of shares previously owned by the holder, such exercise generally will not be considered a taxable disposition of the previously owned shares and thus no gain or loss will be recognized with respect to those shares upon such exercise.

Non-qualified Stock Options

Some of the options granted under the plan may be non-qualified stock options, that is, options not intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code.

There are no tax consequences to the participant or us by reason of the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the date the non-qualified stock option is exercised over the exercise price of the option. Upon disposition of the stock, the participant will recognize a gain or loss equal to the difference between the amount realized as a result of the sale and the sum of the exercise price plus any amount recognized as ordinary income when the non-qualified stock option was exercised or, if later, when the shares subject to the non-qualified stock option are no longer subject to a substantial risk of forfeiture. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than the applicable capital gains holding period.

If we comply with applicable income reporting requirements, we will be entitled to a federal income tax deduction in the same amount and at the same time as the participant recognizes ordinary income, subject to any deduction limitation under Section 162(m) of the Internal Revenue Code, which is discussed below.

Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its chief executive officer, or the individual acting in that capacity, and the four most highly compensated executives. However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. We intend that options granted (i) with an exercise price at least equal to 100% of the fair market value of the underlying shares of common stock at the date of grant and (ii) to employees the compensation committee expects to be named executive officers at the time a deduction arises in connection with these options, qualify as “performance-based compensation” so these options will not be subject to the Section 162(m) deduction limitations.

Options Granted Under the Amended and Restated 2003 Incentive Stock Option Plan

As of January 31, 2004, the closing sale price of our common stock was $16.00 per share, as reported by Nasdaq. The following table sets forth information with respect to options granted to the listed persons and groups under the plan through January 31, 2004.

Name and Principal Position	Number Of Shares Underlying Options	Grant Date	Exercise Price	Expiration Date
Thomas J. Frank, Sr., Chairman of the Board and Chief Executive Officer	56,500	11/25/03	$14.00	11/24/13
William C. Nylin, Jr., President and Chief Operating Officer	56,500 28,070	11/25/03 7/15/01	$14.00 8.21	11/24/03 7/14/11
C. William Frank, Executive Vice President and Chief Financial Officer	48,500 29,680 70,000	11/25/03 7/15/01 7/28/00	$14.00 8.21 8.21	11/24/13 7/14/11 7/27/10
David W. Trahan, Senior Vice President-Merchandising	8,000	11/25/03	$14.00	11/24/13
Walter M. Broussard, Senior Vice President-Store Operations	8,000 45,500	11/25/03 1/25/01	$14.00 8.21	11/24/03 1/24/11
All Current Executive Officers, as a Group (8 persons)	220,000 204,750 94,500 119,000	11/25/03 7/15/01 1/25/01 7/28/00	$14.00 8.21 8.21 8.21	11/24/13 7/14/11 1/27/10 7/27/10
All Current Directors Who Are Not Executive Officers, as a Group (6 persons)	240,000	11/25/03	$14.00	11/24/13
All Employees, Including All Current Officers Who Are Not Executive Officers, as a Group (52 persons)	149,000 244,140 297,500 199,500	11/25/03 7/15/01 1/25/01 7/28/00	$14.00 8.21 8.21 8.21	11/24/13 7/14/11 1/27/10 7/27/10

Equity Compensation Plan Information Prior to Stockholder Approval of the Amendment to the Plan

The following table provides information about our common stock that may be issued upon the exercise of options under all of our existing equity compensation plans as of January 31, 2004.

	(A)	(B)	(C)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity Compensation Plans Approved by Stockholders	1,771,440	$10.26	1,040,877
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	1,771,440	$10.26	1,040,877

We Recommend That You Vote For Approval Of

The Amendment To The Conn’s, Inc. Amended and Restated 2003 Incentive Stock Option Plan.

BOARD OF DIRECTORS

Board Nominees

Our board of directors met in April 2004 and considered the candidates for election to the board at the 2004 annual meeting, and a majority of our independent directors recommended that the board nominate Marvin D. Brailsford and William T. Trawick for re-election at the 2004 annual meeting. Based on this recommendation, our board has nominated Marvin D. Brailsford and William T. Trawick to be elected by all of our stockholders.

Marvin D. Brailsford has served as a director since September 2003. From 1996 until 2002, General Brailsford served as Vice President-Material Stewardship Project Manager for the U.S. government’s Rocky Flats Environmental Technology Site where he was responsible for managing engineered systems and commodities purchasing. From 1992 to 1996, General Brailsford was president of the Brailsford Group, Inc., a management consulting company, and served as president of Metters Industries, Inc., an information technology and systems engineering company, during this time period. In 1992, he retired from the U.S. Army as a Lieutenant General, after 33 years of service, most recently where he served as Deputy Commanding General Materiel Readiness/Executive Director for Conventional Ammunition at the U.S. Materiel Command in Alexandria, Virginia. Since 1996, General Brailsford has served on the board of directors of Illinois Tool Works, Inc. and has been a member of its audit committee and chairman of its corporate governance committee. He also serves or has served on the boards of directors of various private and governmental entities. General Brailsford earned a B.S. degree in biology from Prairie View A & M University and a M.S. degree in bacteriology from Iowa State University. He is also a graduate of the Executive Program at the Graduate School of Business Administration, University of California at Berkley; Harvard University’s John F. Kennedy School of Government; the U.S. Army Command and General Staff College; and the Army War College. General Brailsford is 65 years old.

William T. Trawick has served as a director since September 2003. Since August 2000, he has served as Executive Director of NATM Buying Corporation where he oversees the administrative activities of the multi-billion dollar regional group purchasing program of which we are a member. He also functions as a consultant to our merchandising department on an ongoing basis. From September 1996 to July 1999, Mr. Trawick served as our Vice President of Merchandising and was responsible for all product purchasing, merchandising and store operations. Mr. Trawick is 57 years old.

If the amendment to our certificate of incorporation is approved at the annual meeting, these directors will serve one year terms which expire at the 2005 annual meeting of stockholders. If the amendment is not approved, these directors will serve three year terms which expires at the 2007 annual meeting of stockholders.

Continuing Directors

Terms to Expire at 2005 Annual Meeting

Jon E. M. Jacoby has served as a director since April 2003. Mr. Jacoby is a director of Stephens Group, Inc. and its wholly-owned subsidiary Stephens Inc. In September 2003, he retired as a Senior Executive Vice President of Stephens Inc., where he had been employed since 1963. His positions included Investment Analyst, Assistant to the President and Manager of the Corporate Finance Department and the Special Investments Department for Stephens Group, Inc. Mr. Jacoby serves on the board of directors of Delta and Pine Land Company, Power-One, Inc., Sangamo BioSciences, Inc. and Eden Bioscience Corporation. He received his B.S. from the University of Notre Dame and his M.B.A. from Harvard Business School. Mr. Jacoby is 66 years old.

Bob L. Martin has served as a director since September 2003. Mr. Martin has over 31 years of retailing and merchandising experience. Prior to retiring from the retail industry in 1999, he headed the international operations of Wal-Mart International, Inc. for 15 years. From 1968 to 1983, Mr. Martin was responsible for technology services for Dillard’s, Inc. He currently serves on the board of directors of Dillard’s, Inc., Gap, Inc., Sabre Holdings Corporation and Edgewater Technology, Inc. He has experience as chairman of the corporate governance committee and compensation committee, and has been a member of the audit committee of publicly held companies. Mr. Martin attended South Texas University and holds an honorary doctorate degree from Southwest Baptist University. Mr. Martin is 55 years old.

Terms to Expire at 2006 Annual Meeting

Thomas J. Frank, Sr. was appointed as our Chairman of the Board and Chief Executive Officer in 1994. He has been employed by us for 44 years, has been a member of our board of directors since 1980 and has held every key management position within the organization, including responsibilities for distribution, service, credit, information technology, accounting and general operations. Mr. Frank and C. William Frank are brothers. Mr. Frank holds a B.A. degree in industrial arts from Sam Houston State University and attended graduate courses at Harvard University and Texas A&M University. Mr. Frank is 64 years old.

Douglas H. Martin has served as a director since 1998. Mr. Martin is an Executive Vice President of Stephens Group, Inc. and Stephens Inc., a wholly-owned subsidiary of Stephens Group, Inc., where he has been employed since 1981. He is responsible for the investment of the firm’s capital in private companies. Mr. Martin serves as a member of the board of directors of numerous privately held companies. He received his B.A. in physics and economics from Vanderbilt University and his M.B.A. from Stanford University. Mr. Martin is 50 years old.

Theodore M. Wright has served as a director since September 2003. Mr. Wright has served as the President of Sonic Automotive, Inc., a New York Stock Exchange listed and Fortune 300 automotive retailer, since October 2002 and has served as one of its directors since 1997. Previously Mr. Wright served as its chief financial officer from April 1997 to April 2003. From 1995 to 1997, Mr. Wright was a Senior Manager in Deloitte & Touche LLP’s Columbia, South Carolina office. From 1994 to 1995, he was a Senior Manager in Deloitte & Touche LLP’s National Office of Accounting Research and SEC Services Department. Mr. Wright received a B.A. from Davidson College. Mr. Wright is 41 years old.

Board Composition

During fiscal 2004, our board was constituted with seven director positions held by Thomas J. Frank, Sr., Marvin D. Brailsford, Jon E.M. Jacoby, Bob L. Martin, Douglas H. Martin, William T. Trawick and Theodore M. Wright.

The board has determined that the following directors are independent as defined by NASD listing standards: Marvin D. Brailsford, Bob L. Martin, William T. Trawick and Theodore M. Wright. The independent directors of the board have executive sessions scheduled for June 3, 2004 and November 30, 2004.

Board Meetings

During fiscal 2004, the board held three regularly scheduled meetings. Each person serving as a director during fiscal 2004 attended all of the board meetings, except Messrs. Trawick and Bob Martin, both of whom missed one meeting.

Policy Regarding Director Attendance at the Annual Meeting of Stockholders

It is our policy that each member of the board of directors is encouraged to attend our annual meeting of stockholders.

Committees of the Board

Audit Committee

The Audit Committee recommends the appointment of our independent auditors. It also approves audit reports and plans, accounting policies, audit fees and certain other expenses. In connection with the rules adopted by the SEC and NASD, we adopted a revised written charter for the Audit Committee, which is attached to this proxy statement as Appendix A and is posted on our website at www.conns.com under “Investor Relations”. The Audit Committee reviews and reassesses the adequacy of the written charter on an annual basis.

Messrs. Wright, Douglas Martin and Brailsford serve on the Audit Committee. The Audit Committee held four meetings in fiscal 2004, which were attended by all of the members. The board has determined that Mr. Wright is an “audit committee financial expert” as defined by SEC rules. In addition, each of the members of the Audit Committee is “independent” as defined by the NASD listing standards and the Sarbanes-Oxley Act of 2002, except Mr. Douglas Martin who is serving on the Audit Committee until November 24, 2004, the first anniversary of the company’s listing on Nasdaq, in accordance with NASD regulations.

Compensation Committee

The Compensation Committee determines executive officer compensation and administers our compensation and incentive plans. The Compensation Committee also evaluates the competitiveness of our compensation and the performance of our executive officers, including our Chief Executive Officer. In connection with the rules adopted by the SEC and NASD, we adopted a revised written charter, which is posted on our website at www.conns.com under “Investor Relations.”

Messrs. Jacoby, Trawick and Wright serve on the Compensation Committee. The Compensation Committee held two regular meetings in fiscal 2004, which were attended by all the members. All members of the Compensation Committee are independent directors as defined by NASD regulations, except Mr. Jacoby who is serving on the Compensation Committee in accordance with exemptions pursuant to NASD regulations.

Nominating Policies

In preparation of our initial public offering, we conducted a thorough process of selecting qualified directors for our board. Both directors whose terms expire at this annual meeting were appointed in September 2003 in preparation for that offering. Given this fact, the size of our company and our board of directors, the fact that we have only one director that is employed by us, as well as the limited amount of time we, as a newly listed public company, have had to comply with new Nasdaq regulations and the Sarbanes-Oxley Act of 2002, we do not currently have a standing nominating committee. Our board believes that at this time it would not be a prudent use of our board’s resources to have a separate nominating committee and those resources are better utilized on our other committees and board functions. Thus, in accordance with Nasdaq rules, a majority of our independent directors will recommend director nominees for the board’s selection.

The goal of our board has been, and continues to be, to identify nominees for service on the board of directors who will bring a variety of perspectives and skills from their professional and business experience. In furtherance of this goal, our board had adopted nominating policies and procedures which are available on our website at www.conns.com under “Investor Relations.” The independent directors will consider candidates for nomination proposed by stockholders so long as they are made in accordance with the provisions of Section 2.14 of our Bylaws.

For the independent directors to consider candidates recommended by stockholders, Section 2.14 of our Bylaws requires that the stockholder provide notice to our Secretary not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of the stockholders. The notice to our Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest of such stockholder in the business; and (c) as to the stockholder giving the notice (i) the name and address, as they appear on the company’s books, of such stockholder and (ii) the class and number of shares of voting stock of the company which are beneficially owned by such stockholder.

The independent directors believe that the minimum requirements for a person to be qualified to be a member of the board of directors, are that a person must (i) be an individual of the highest character and integrity and have an inquiring mind, vision, a willingness to ask hard questions and the ability to work well with others; (ii) be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper and reasonable performance of the responsibilities of a director; (iii) be willing and able to devote sufficient time to the affairs of the company and be diligent in fulfilling the responsibilities of a director and board committee member (including developing and maintaining sufficient knowledge of the company and its industry; reviewing and analyzing reports and other information important to the board and committee responsibilities; preparing for, attending and participating in board and committee meetings; and satisfying appropriate orientation and continuing education guidelines); and (iv) have the capacity and desire to represent the balanced, best interest of the stockholders as a whole and not primarily a special interest group or constituency. The independent directors evaluate whether certain individuals possess the foregoing qualities and recommends to the board for nomination candidates for election or re-election as directors at the annual meeting of stockholders, or if applicable, at a special meeting of stockholders. This process is the same regardless of whether the nominee is recommended by our board or one of our stockholders.

Compensation of Directors

In fiscal 2004, non-employee directors received an annual retainer of $5,000. Additionally, non-employee directors received $1,000 for each board meeting and $750 for each committee meeting attended and were reimbursed for their expenses in attending such meetings.

We adopted the 2003 Non-Employee Director Stock Option Plan in February 2003 in connection with our initial public offering. The plan is administered by the board of directors. Only non-employee directors are eligible grantees. Upon the closing of the initial public offering, we granted each of our then-current non-employee directors an option to purchase 40,000 shares of our common stock, and we will grant an option to purchase 40,000 shares of our common stock to any new board member. We will also grant our non-employee directors an option to purchase an additional 10,000 shares following each annual stockholders meeting on and after the fourth anniversary of each non-employee director’s initial election or appointment to the board of directors. All options issued to non-employee directors vest equally over a three year period. The board of directors has reserved 300,000 shares for issuance upon the exercise of options granted under the plan, subject to adjustment. The exercise price of each option is equal to the fair market value of our common stock at the time the option is granted. The options have a term of up to ten years. Upon a change in control or sale of the company, optionees have special vesting and exercise rights.

Indemnification Arrangements

As permitted by the Delaware General Corporation Law, we have adopted provisions in our certificate of incorporation and bylaws that provide for the indemnification of our directors and officers to the fullest extent permitted by applicable law. These provisions, among other things, indemnify each of our directors and officers for certain expenses, including judgments, fines and amounts paid in settling or otherwise disposing of actions or threatened actions, incurred by reason of the fact that such person was a director or officer of Conn’s or of any other corporation which such person served in any capacity at the request of Conn’s.

In addition, we have entered into indemnification agreements with each of our directors pursuant to which we will indemnify them against judgments, claims, damages, losses and expenses incurred as a result of the fact that any director, in his capacity as a director, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements also provide for the advancement of certain expenses (such as attorney’s fees, witness fees, damages, judgments, fines and settlement costs) to our directors in connection with any such suit or proceeding.

We maintain a directors’ and officers’ liability insurance policy to insure our directors and officers against certain losses resulting from acts committed by them in their capacities as our directors and officers, including liabilities arising under the Securities Act of 1933.

Stockholder Communications with the Board

We have adopted a policy which allows stockholders to communicate directly with the board of directors. Stockholders may contact the board or any committee of the board by any one of the following methods:

By telephone:	By mail:	By e-mail:

(409) 832-1696 Ext. 3218	Board of Directors 3295 College Street Beaumont, Texas 77701	Conns1890tf@aol.com

All communications submitted under this policy will be compiled by the Compliance Officer of the company and submitted to the board or the requisite board committee on a periodic basis. Complaints or concerns relating to accounting, internal accounting controls or auditing matters will be referred to the Audit Committee under the policy adopted by the Audit Committee. This policy and procedure is posted on our website at www.conns.com under “Investor Relations”.

AUDIT COMMITTEE REPORT

The Committee

Our board of directors established the Audit Committee to recommend the appointment of our independent auditors and to oversee the company’s (i) financial reporting process; (ii) internal audits, control and authorities; (iii) treasury function and cash management policies; (iv) compliance with and performance against debt and other third party financing requirements; and (v) financial, tax, environmental and other risk management policies. The Audit Committee is composed of three members and operates under a written charter, a copy of which will be filed with this year’s proxy statement relating to our 2004 annual meeting of stockholders. The Audit Committee has prepared the following report on its activities with respect to the company’s financial statements for the fiscal year ended January 31, 2004.

Review and Discussion

Management is responsible for Conn’s financial reporting process including its system of internal controls, and for the preparation of Conn’s consolidated financial statements in accordance with generally accepted accounting principles. Ernst & Young LLP, the company’s independent auditors, is responsible for auditing those financial statements. It is the Audit Committee’s responsibility to monitor and review these processes. The members of the Audit Committee are not employees of Conn’s and do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the field of accounting or auditing.

In connection with the preparation of the company’s audited financial statements for the fiscal year ended January 31, 2004, the Audit Committee:

•	reviewed and discussed the audited financial statements with management;

•	discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61; and

•	received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with Ernst & Young its independence from Conn’s, including whether Ernst & Young’s provision of non-audit services to the company is compatible with the auditors’ independence.

The Audit Committee meets with the company’s independent auditors to discuss the results of their examinations, their evaluations of the company’s internal controls and the overall quality of the company’s financial reporting. The Audit Committee held four meetings during the fiscal year ended January 31, 2004.

Recommendation

Based on the review and discussion referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2004, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:

Theodore M. Wright, Chairman
Marvin D. Brailsford Douglas H. Martin

COMPENSATION COMMITTEE REPORT

The Committee

The Compensation Committee determines the compensation of the company’s Chief Executive Officer and other executive officers of the company, evaluates the compensation plans, policies and programs applicable to executive officers of the company and makes recommendations to the board concerning such plans, policies and programs, advises the board regarding compensation plans, policies and programs applicable to non-employee directors for their services as a director and administers the company’s stock option, stock purchase and other plans, which under their terms are to be administered by the Compensation Committee.

Overall Philosophy and Objectives

We have developed a compensation program for executives and key employees designed to: (i) reward performance that increases the value of our common stock; (ii) attract, retain and motivate executives and key employees with competitive compensation opportunities; (iii) build and encourage ownership of our shares; and (iv) address the concerns of our stockholders, employees, the financial community and the general public.

To meet these objectives, we reviewed competitive compensation data and implemented the base salary and incentive programs discussed below.

Executive Compensation

The available forms of executive compensation include base salary, cash bonus awards and incentive stock options. Our performance is a key consideration in determining executive compensation. However, our compensation policy recognizes that stock price performance is only one measure of performance and, given industry business conditions and our long-term strategic direction and goals, it may not necessarily be the best current measure of executive performance. Therefore, our compensation policy also gives consideration to the achievement of specified business objectives when determining executive officer compensation. The Compensation Committee, in certain cases, offers employees and executive officers equity compensation in addition to salary in keeping with our overall compensation philosophy, which attempts to place equity in the hands of our employees in an effort to further instill stockholder considerations and values in the actions of all our employees and executive officers.

Compensation paid to executive officers is based upon a company-wide compensation structure that emphasizes incentive bonus compensation based upon individual and company performance and is consistent for each position relative to its authority and responsibility. Stock option awards in fiscal 2004 were used to reward certain officers and to retain them through the potential of capital gains and equity buildup in Conn’s. The number of stock options granted is determined by the subjective evaluation of the officer’s ability to influence our long-term growth and profitability. Stock options granted to our senior management have been granted only pursuant to our Amended and Restated 2003 Incentive Stock Option Plan. The board believes the award of options represents an effective incentive to create value for our stockholders.

CEO Compensation

The Compensation Committee established a base salary for Mr. Thomas Frank of $480,000 for fiscal year 2004. The Compensation Committee also awarded Mr. Thomas Frank a bonus of $900,000 for services rendered in fiscal year 2004. For the 2005 fiscal year, the Compensation Committee established a base salary for Mr. Thomas Frank of $480,000. The Compensation Committee deemed the 2004 bonus and the salary level for 2005 to be generally commensurate with the Chief Executive Officer’s position at comparable publicly owned companies and in recognition of the increased responsibilities associated with our growth, performance and public company status. In determining Mr. Thomas Frank’s salary and bonus, the Compensation Committee considered his industry experience, past performance and other subjective factors.

The Compensation Committee believes that the Chief Executive Officer’s 2004 and 2005 compensation levels were and are justified by Conn’s financial progress and performance against the goals set by the Compensation Committee.

COMPENSATION COMMITTEE:

Jon E.M. Jacoby, Chairman William T. Trawick Theodore M. Wright

PERFORMANCE GRAPH

The following graph provides a comparison of the cumulative total stockholder return on our common stock against the Nasdaq U.S. Stock Market Index and the average of a peer group index comprised of five publicly traded consumer electronic and/or appliance retailers(1) since our initial public offering on November 24, 2003. Since we have not been publicly traded long enough to provide information on an annual basis, we have selected seven different measurement dates that are approximately equal periods of time between November 24, 2003 and January 30, 2004 (the last trading day of our fiscal year) for comparison purposes. The graph reflects the value of a $100 investment as of November 24, 2003 in either our stock or the indices presented at the dates of measurement, including reinvestment of dividends. The corresponding index values and common stock price values are summarized in the table below by measurement date.

TRADE DATE	CONN’S INDEX	NASDAQ U.S. STOCK MARKET INDEX	PEER GROUP STOCK INDEX[1]	CONN’S CLOSING STOCK PRICE
November 24, 2003	$100.00	$100.00	$100.00	$14.00
December 5, 2003	111.29	99.52	94.93	15.58
December 16, 2003	106.07	98.83	87.70	14.85
December 30, 2003	114.29	103.22	93.88	16.00
January 9, 2004	113.86	107.18	82.58	15.94
January 22, 2004	117.50	108.83	90.81	16.45
January 30, 2004	114.29	106.11	93.87	16.00

(1)	The peer group index consists of the simple average of the indices of Sears, Roebuck & Co., Best Buy Co., Inc., Circuit City Stores, Inc., Ultimate Electronics, Inc. and Tweeter Home Entertainment Group, Inc.

EXECUTIVE OFFICERS

Biographical Information

The board appoints our executive officers at the first board meeting following our annual meeting of stockholders and updates the executive officer positions as necessary. Our executive officers serve at the discretion of the board and until their successors are elected and qualified or until the earlier of their death, resignation or removal.

The following sets forth certain biographical information regarding our executive officers, including service with Conn Appliances, Inc., our predecessor company:

Name	Age	Positions	Years of Service with Conn’s
Thomas J. Frank, Sr.	64	Chairman of the Board and Chief Executive Officer	44
William C. Nylin, Jr.	61	President and Chief Operating Officer	11
C. William Frank	57	Executive Vice President and Chief Financial Officer	6
David R. Atnip	56	Senior Vice President and Secretary/Treasurer	11
Walter M. Broussard	44	Senior Vice President – Store Operations	18
Robert B. Lee, Jr.	57	Senior Vice President – Advertising	4
David W. Trahan	43	Senior Vice President – Merchandising	16
Reymundo de la Fuente, Jr.	43	Senior Vice President – Credit	5

Thomas J. Frank, Sr. was appointed as our Chairman of the Board and Chief Executive Officer in 1994. He has been employed by us for 44 years, has been a member of our board of directors since 1980 and has held every key management position within the organization, including responsibilities for distribution, service, credit, information technology, accounting and general operations. Mr. Frank and C. William Frank are brothers. Mr. Frank holds a B.A. degree in industrial arts from Sam Houston State University and attended graduate courses at Harvard University and Texas A&M University.

William C. Nylin, Jr. has served as our President and Chief Operating Officer since 1995. He became a member of our board of directors in 1993 and served in that capacity until September 2003. In addition to performing responsibilities as Chief Operating Officer, he has direct responsibility for credit granting and collections, information technology, human resources, distribution, service and training. From 1984 to 1995, Dr. Nylin held several executive management positions, including Deputy Chancellor and Executive Vice President of Finance and Operations at Lamar University. Dr. Nylin obtained his B.S. degree in mathematics from Lamar University and holds both a masters degree and a doctorate degree in computer sciences from Purdue University. He has also completed a post-graduate program at Harvard University.

C. William Frank has served as our Executive Vice President since October 2001 and as our Chief Financial Officer since joining us in 1997. He joined our board of directors in October 1997 and served in that capacity until September 2003. From 1992 to 1996, Mr. Frank served as Vice President and Chief Accounting Officer of Living Centers of America, a publicly held provider of long term healthcare facilities. Mr. Frank and Thomas J. Frank, Sr. are brothers. Mr. Frank obtained his undergraduate degree in accounting from Lamar University and his M.B.A. from Pepperdine University.

David R. Atnip has served as our Senior Vice President since October 2001 and as our Secretary/Treasurer since 1997. He joined us in 1992 and served as Chief Financial Officer from 1994 to 1997. In 1995, he joined our board of directors and served in that capacity until September 2003. Mr. Atnip holds a B.B.A. in accounting from The University of Texas at Arlington and has over 20 years of financial experience in the savings and loan industry.

Walter M. Broussard has served as our Senior Vice President - Store Operations since October 2001. Mr. Broussard has served us in numerous retail capacities since 1985, including working on the sales floor as a sales consultant, store manager and district manager. He has over 24 years of retail sales experience. He attended Lamar University and has completed special study programs at Harvard University, Rice University and the University of Notre Dame.

Robert B. Lee, Jr. has served as our Senior Vice President - Advertising since October 2001. He joined us in 1999 as our Vice President - Advertising. His responsibilities include planning and implementing our $25 million advertising budget and our consumer research activities and validating geographical data for the site selection process. From 1990 until 1998, he was a partner in Ann Lee & Associates, a Beaumont-based advertising agency and public relations firm where he served as Chief Operating Officer. Mr. Lee obtained a B.B.A. from The University of Texas at Austin and completed a post-graduate program at the University of Notre Dame.

David W. Trahan has served as our Senior Vice President - Merchandising since October 2001. He has been employed by us since 1986 in various capacities, including sales, store operations and merchandising. He has been directly responsible for our merchandising and product purchasing functions, as well as product display and pricing operations, for the last three years. Mr. Trahan has completed special study programs at Harvard University, Rice University and Lamar University.

Reymundo de la Fuente, Jr. has served as our Senior Vice President - Credit since October 2001. Since joining us in 1998, he has served in positions that involve direct responsibility for credit underwriting, customer service inbound operations, collections, recovery of charge-offs and legal activities. Mr. de-la-Fuente has worked in the credit receivables industry since 1986 with national credit organizations. His responsibilities included the strategic direction and development of large credit portfolios. Mr. de la Fuente obtained his B.B.A. in finance from The University of Texas at San Antonio and holds an M.B.A. from Our Lady of the Lake in San Antonio.

Code of Ethics

Our board has adopted a code of business conduct and ethics for our employees, a code of ethics for our chief executive officer and senior financial professionals and a code of business conduct and ethics for our board of directors. A copy of these codes are published on our website at www.conns.com under “Investor Relations.” We intend to make all required disclosures concerning any amendments to, or waivers from, these codes on our website.

Executive Compensation

Summary Compensation Table

The following table sets forth the total compensation paid or accrued by us for the fiscal years ended January 31, 2003 and 2004 on behalf of each of our named executive officers.

Name and Position	Fiscal Year			All Other Compensation
		Annual Compensation		Company Contributions to 401(k) Plan
		Salary	Bonus
Thomas J. Frank, Sr. Chairman of the Board and Chief Executive Officer	2003 2004	$480,000 465,000	$825,000 900,000	$11,198 9,600	(1)
William C. Nylin, Jr. President and Chief Operating Officer	2003 2004	$250,000 290,000	$266,000 300,000	$11,243 9,804	(1)
C. William Frank Executive Vice President and Chief Financial Officer	2003 2004	$250,000 250,000	$230,000 250,000	$12,258 8,973	(1)
David W. Trahan Senior Vice President-Merchandising	2003 2004	$180,000 180,000	$168,500 180,000	$9,730 7,884
Walter M. Broussard Senior Vice President-Store Operations	2003 2004	$144,000 144,000	$153,000 170,000	$8,388 7,752

(1)	Includes $1,500 in fees paid to these officers for service as a director during fiscal 2004.

Employment Agreements

We have employment agreements with Thomas J. Frank, Sr., our Chairman of the Board and Chief Executive Officer, William C. Nylin, Jr., our President and Chief Operating Officer, C. William Frank, our Executive Vice President and Chief Financial Officer, and David R. Atnip, our Senior Vice President and Secretary/Treasurer. Under the terms of these employment agreements, each of our executive officers is entitled to payment of an annual salary plus a bonus based upon attainment of performance goals determined by our Compensation Committee, to participate in our employee benefit plans and to receive options to purchase shares of our common stock. In the event that we terminate the executive officer’s employment other than for cause or we do not renew the employment agreement when it expires, we are obligated to pay the executive officer severance in an amount equal to the executive officer’s annual base salary. All of our executive officers’ employment agreements with us contain confidentiality and other customary provisions.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted	% of Total Granted in Fiscal 2003	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Stock Price Appreciation for Option Term
					5%	10%
Thomas J. Frank, Sr.	56,500	15.3%	$14.00	11/24/13	$497,450	$1,260,650
William C. Nylin, Jr.	56,500	15.3	14.00	11/24/13	497,456	1,260,650
C. William Frank	48,500	13.1	14.00	11/24/13	427,019	1,082,151
Walter M. Broussard	8,000	2.2	14.00	11/24/13	70,436	178,499
David W. Trahan	8,000	2.2	14.00	11/24/13	70,436	178,499

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides certain information with respect to options to purchase common stock held by our named executive officers as of January 31, 2004.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas J. Frank, Sr.	—	—	—	56,500	$—	$113,000
William C. Nylin, Jr.	—	—	11,228	73,342	87,474	244,211
C. William Frank	—	—	53,872	94,308	419,701	453,877
Walter M. Broussard	—	—	27,300	26,200	212,687	143,791
David W. Trahan	—	—	—	8,000	—	16,000

Employee Equity Incentive Plans

Amended and Restated 2003 Incentive Stock Option Plan

In February 2003, we adopted our Amended and Restated 2003 Incentive Stock Option Plan. The plan is administered by the Compensation Committee of our board of directors. Our employees and employees of our subsidiaries, subject to certain exclusions, are eligible to participate in the plan. Option grants are made within the discretion of the Compensation Committee. Options may be granted for such terms as the Compensation Committee may determine, but not for terms greater than ten years from the date of grant. The maximum number of shares of our common stock that may be issued under this plan is 2,559,767 shares, subject to adjustment. All options issued vest equally over a five year term. At January 31, 2004, there were options to purchase 1,531,440 shares of our common stock issued and outstanding under the plan.

Employee Stock Purchase Plan

In February 2003, we adopted our Employee Stock Purchase Plan. The plan is administered by the Compensation Committee of our board of directors. Our employees and employees of our subsidiaries, subject to certain exclusions, are eligible to participate in the plan. Eligible employees are able to purchase shares of our common stock without brokerage commissions and at a discount from market prices. The maximum number of shares of our common stock that may be issued under this plan is 1,267,085 shares, subject to adjustment.

401(k) Plan

We have a defined contribution 401(k) plan for our full-time employees and the employees of our subsidiaries who are least 21 years old and have completed one year of service, working 1,000 hours in the 12-month period. Employees may contribute up to 20% of their compensation to the plan, and we will match up to 100% of the first 3% and up to 50% of the next 2% contributed by the employee. At our option, we may also make supplemental contributions to the plan. During fiscal 2004, we contributed approximately $1.2 million to the 401(k) plan.

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS

AND PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock for each person who is known by us to be the beneficial owner of more than 5% of our voting securities, for each director and named executive officer and for all directors and executive officers as a group. Unless otherwise indicated in the footnotes, each person named below has sole voting and investment power over the shares indicated. For purposes of this table, a person is deemed to be the “beneficial owner” of the number of shares of common stock that such person has the right to acquire within 60 days of April 15, 2004 through the exercise of any option, warrant or right, through the conversion of any security, through the power to revoke a trust, discretionary account, or similar arrangement, or through the automatic termination of a trust, discretionary account or similar arrangement.

Name	Common Stock Owned		Percent of Common Stock Owned
Conn’s Voting Trust (1)	13,593,121		58.7%
Stephens Group, Inc. (2)	1,021,538		4.4%
Stephens Inc.	149,199		0.6%
Warren A. Stephens	4,477,222	(3)	19.3%
W.R. Stephens, Jr.	4,035,570	(4)	17.4%
Elizabeth Stephens Campbell	3,365,723	(5)	14.5%
Pamela Dianne Stephens Trust One	1,682,862		7.3%
Jackson T. Stephens	416,210	(6)	1.8%
Bess C. Stephens	2,118,741	(7)	9.2%
Jon E.M. Jacoby	3,032,701	(8)	13.1%
Douglas H. Martin	850,385	(9)	3.7%
All other Stephens Affiliates	451,175		1.9%
Thomas J. Frank, Sr.	1,310,152		5.7%
William C. Nylin, Jr.	354,158	(10)	1.5%
C. William Frank	276,192	(11)	1.2%
David W. Trahan	194,530	(12)	0.8%
Walter M. Broussard	121,800	(13)	0.5%
Marvin D. Brailsford	—		—
Bob L. Martin	—		—
William T. Trawick	75,390		0.3%
Theodore M. Wright	—		—
Directors and officers (14 persons) (10)(11)(12)(13)	6,598,908		28.2%

(1)	These shares have been contributed to a voting trust agreement and are held and voted by an independent third party as voting trustee. The voting trust will vote the shares held in the voting trust in the same proportion as votes cast “for” or “against” any proposals by all other stockholders. The voting trust agreement imposes substantial limitations on the sale or other disposition of the shares subject to the voting trust. The voting trust agreement will expire in November 2013 or such earlier time as Stephens Inc. ceases to be an affiliate of ours or a market maker of our common stock.
(2)	The principal stockholders of Stephens Group, Inc. are the Jackson T. Stephens Trust No. One UID 1/4/88 and the Bess C. Stephens Trust UID 1/4/85. Warren A. Stephens is a director and an officer of Stephens Group, Inc. and its subsidiary Stephens Inc. W.R. Stephens, Jr. is a director and an officer of Stephens Group, Inc. and Stephens Inc. Mr. Jacoby is a director of Stephens Group, Inc. Mr. Martin is an officer of Stephens Group, Inc. Jackson T. Stephens is Chairman of the Board of Directors and Bess C. Stephens is a director of Stephens Group, Inc. The address of each of the above named persons is c/o Stephens Group, Inc. 111 Center Street, Little Rock, Arkansas 72201.
(3)	Includes 2,071,549 shares owned by Warren A. Stephens Trust, 4,356 shares owned by Warren Miles Amerine Stephens Trust, 4,356 shares owned by John Calhoun Stephens Trust and 4,356 shares owned by Laura Whitaker Stephens Trust, which have been contributed to the voting trust and as to which Mr. Stephens has no power to vote and sole power of disposition; 765,100 shares owned by Grandchild’s Trust #2, which have been contributed to the voting trust and as to which Mr. Stephens has no power to vote and shared power of disposition; 789,100 shares owned by Harriet C. Stephens Trust and 168,498 shares owned by Warren A. Stephens Grantor Trust, which have been contributed to the voting trust; 451,176 shares owned by Stephens Investment Partners III LLC, 182,609 shares owned by Stephens Investment Partners 2000 LLC and 36,122 shares owned by Stephens Investment Partners 2001 LLC, which have been contributed to the voting trust and as to which Mr. Stephens, as co-manager, has no power to vote and shared power of disposition. Does not include shares owned by Stephens Group, Inc. or any of its affiliates, except as mentioned in this footnote.
(4)	Includes 1,362,530 shares owned by W.R. Stephens, Jr. Revocable Trust, which have been contributed to the voting trust and as to which Mr. Stephens, as trustee, has no power to vote and sole power of disposition; 227,774 shares owned by W.R. Stephens, Jr. Children’s Trust, 39,489 shares held by W.R. Stephens III Trust, 39,489 shares held by Arden Jewell Stephens Trust and 1,682,862 shares held by Pamela D. Stephens Trust One, which have been contributed to the voting trust and as to which Mr. Stephens, as a co-trustee or otherwise, has no power to vote and shared power of disposition; 13,519 shares owned by Carol Stephens which have been contributed to the voting trust; 451,176 shares owned by Stephens Investment Partners III LLC, 182,609 shares owned by Stephens Investment Partners 2000 LLC and 36,122 shares owned by Stephens Investment Partners 2001 LLC, which have been contributed to the voting trust and as to which Mr. Stephens, as co-manager, has no power to vote and shared power of disposition. Does not include shares owned by Stephens Group, Inc. or any of its affiliates, except as mentioned in this footnote.
(5)	Includes 1,432,531 shares owned by Elizabeth S. Campbell Revocable Trust, which have been contributed to the voting trust and as to which Ms. Campbell, as trustee, has no power to vote and sole power of disposition; 1,682,862 shares owned by Pamela D. Stephens Trust One and 250,330 shares owned by MAM International Holdings, Inc., which have been contributed to the voting trust and as to which Ms. Campbell, as a co-trustee or otherwise, has no power to vote and shared power of disposition.
(6)	Includes 208,105 shares owned by Jackson T. Stephens Trust No. One, which have been contributed to the voting trust and as to which Mr. Stephens, as trustee, has no voting power and sole dispositive power, and 208,105 shares owned by Bess C. Stephens Trust, which have been contributed to the voting trust and as to which Mr. Stephens, as co-trustee, has no voting power and shared dispositive power.
(7)	Includes 227,774 shares owned by W.R. Stephens, Jr. Children’s Trust, 208,105 shares owned by Bess. C. Stephens Trust and 1,682,862 shares owned by Pamela D. Stephens Trust One, which have been contributed to the voting trust and as to which Ms. Stephens, as a co-trustee, has no power to vote and shared power of disposition.
(8)	Includes 676,804 shares owned by Mr. Jacoby, 168,498 shares owned by Warren A. Stephens Grantor Trust, 1,018,123 shares owned by Warren & Harriet Stephens Children’s Trust, 51,282 shares owned by Warren Miles Amerine Stephens 95 Trust, 51,282 shares owned by John Calhoun Stephens 95 Trust and 51,282 shares owned by Laura Whitaker Stephens 95 Trust, which have been contributed to the voting trust and as to which Mr. Jacoby, as sole trustee or otherwise, has no power to vote and sole power of disposition; 765,100 shares owned by Grandchild’s Trust #2 and 250,331 shares owned by MAM International Holdings, Inc., which have been contributed to the voting trust and as to which Mr. Jacoby, as a co-trustee or otherwise, has no power to vote and shared power of disposition. Does not include shares owned by Stephens Group, Inc. or any of its affiliates, except as mentioned in this footnote.
(9)	Includes 160,580 shares owned by Mr. Martin and 19,899 shares owned by IRA, which have been contributed to the voting trust and as to which Mr. Martin has no voting power and sole dispositive power; 451,176 shares owned by Stephens Investment Partners III LLC, 182,609 shares owned by Stephens Investment Partners 2000 LLC and 36,122 shares owned by Stephens Investment Partners 2001 LLC, which have been contributed to the voting trust and as to which Mr. Martin, as co-manager, has no power to vote and shared power of disposition. Does not include shares owned by Stephens Group, Inc. or any of its affiliates.

(10)	Includes 302,930 restricted shares of common stock and options to purchase 11,228 shares of common stock. Pursuant to a Restricted Stock Agreement dated July 21, 1998, the restricted shares are subject to transfer limitations and forfeiture of unvested shares in the event of termination of employment.
(11)	Includes 222,320 restricted shares of common stock and options to purchase 53,872 shares of common stock. Pursuant to a Restricted Stock Agreement dated July 21, 1998, the restricted shares are subject to transfer limitations and forfeiture of unvested shares in the event of termination of employment.
(12)	Includes 105,000 restricted shares of common stock. Pursuant to a Restricted Stock Agreement dated July 21, 1998, the restricted shares are subject to transfer limitations and forfeiture of unvested shares in the event of termination of employment.
(13)	Includes 59,500 restricted shares of common stock and options to purchase 18,200 shares of common stock. Pursuant to a Restricted Stock Agreement dated July 21, 1998, the restricted shares are subject to transfer limitations and forfeiture of unvested shares in the event of termination of employment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Specialized Realty Development Services, L.P.

Specialized Realty Development Services, L.P., or SRDS, is owned by certain members of our management and certain affiliates of Stephens Group, Inc. (the “SGI Affiliates”) who are also our stockholders. SRDS was established to acquire, develop and lease real estate for our benefit. The capital contributed by the general partner and limited partners of SRDS and each partner’s ownership interest are presented in the following table.

	Capital Contributed	Ownership Interest
General Partner – SRDS, LLC(1)	$12,500	1.0%
Limited Partners – Management
Thomas J. Frank, Sr.	168,750	13.5
Larry W. Coker	106,250	8.5
William C. Nylin, Jr.	90,625	7.3
C. William Frank	90,625	7.3
David R. Atnip	62,500	5.0
David Trahan	25,000	2.0
Walter M. Broussard	25,000	2.0
Timothy L. Frank	25,000	2.0
Robert B. Lee, Jr.	25,000	2.0

Limited Partners – SGI Affiliates (2)	618,750	49.5

Total	$1,250,000	100.0%

(1)	SRDS, LLC is owned 50% by Thomas J. Frank, Sr. and 50% by Douglas H. Martin.
(2)	Consists of interests held by certain of the SGI Affiliates.

In order to encourage these members of management and the SGI Affiliates to invest in SRDS, we entered into an arrangement with SouthTrust Bank, N.A. under which we guaranteed the construction debt of SRDS during the construction of these projects. As of January 31, 2004, five of the six projects SRDS is responsible for developing were operational and the amount of outstanding indebtedness we guaranteed had been reduced to zero. We do not have any current obligation to guarantee additional SRDS construction debt, and we do not intend to guarantee any SRDS construction debt in the future.

We have leased each completed project from SRDS as a retail store location for an initial period of 15 years. At the time each lease was executed, our guarantee for that portion of the real estate loan was released and the lease then served as collateral for the loan. SRDS charges us annual lease rates of approximately 11.5% of the total cost of each project, which averages approximately $350,000 per project per year. In addition, we are responsible for the payment of all property taxes, insurance and common area maintenance expenses, which average approximately $70,000 per project per year. We are required to fund all leasehold improvements made to the buildings. Based on independent appraisals performed on each project, we believe that the terms of the leases are generally more favorable than we could obtain in an arms’ length transaction. SRDS pays us an annual management fee of $5,000 for administrative services that we provide to SRDS.

Lease Arrangement

Since 1996, we have leased one of our Houston, Texas store locations containing approximately 19,150 square feet from Thomas J. Frank, Sr., our Chairman of the Board and Chief Executive Officer. The lease provides for base monthly rental payments of $17,235 plus escrow for taxes, insurance and common area maintenance expenses of $6,200 per month through January 31, 2011. We also have an option to renew the lease for two additional five-year terms. Mr. Frank received total payments under this lease of $291,000 in fiscal 2001, $145,000 in the six-month fiscal period ended January 31, 2002, and $281,000 in fiscal 2003 and fiscal 2004. Based on current market lease rates for comparable retail space in the area, we believe that the terms of this lease are no less favorable to us than we could have obtained in an arms’ length transaction at the date of the lease commencement.

Independent Contractor

William T. Trawick has served as a member of our board of directors since September 2003 and has served as an advisory director of Conn Appliances, Inc., our predecessor company, since August 1999. In addition to the fees paid to Mr. Trawick in his capacity as a director, we paid him consulting fees in the amount of $60,000 in fiscal 2001, $30,000 in the six month fiscal period ended January 31, 2002, $60,000 in fiscal 2003 and $58,000 in fiscal 2004. Mr. Trawick is also the President and Executive Director of NATM Buying Corporation, a national buying group representing nine regional retailers, including us, in the appliance and electronics industry. NATM coordinates the buying and merchandising strategies for its member retailers. We recorded expenses of cash payments to NATM for membership dues of $83,000 in fiscal 2001, $41,500 in the six months ended January 31, 2002, $83,000 in fiscal 2003 and $83,000 in fiscal 2004.

Stock Transaction

On January 10, 2003, Thomas J. Frank, Sr., our Chairman of the Board and Chief Executive Officer, sold 490,000 shares of common stock of Conn Appliances, Inc., our predecessor company, for $4.9 million in cash.

Redemption of our Preferred Stock

Immediately after the closing of our initial public offering, we redeemed all of the outstanding shares of our preferred stock pursuant to the mandatory redemption feature of our preferred stock. In response to the call for redemption of our preferred stock, each holder of our preferred stock had the option to redeem his or her preferred stock for either:

•	cash in an amount equal to $87.18 per share, plus accrued and unpaid dividends at the time of the redemption; or

•	a number of shares of our common stock with a value, based on the initial public offering price, equal to the cash redemption price.

The following table sets forth the redemption of our preferred stock by our directors, executive officers and principal stockholders:

Stockholder	Shares Redeemed	Cash Paid		Common Stock Issued
Stephen Group, Inc. Stephens Inc. and Stephens Affiliates (including Jon E.M. Jacoby and Douglas H. Martin)	141,588	$427	(1)	1,471,979
Thomas J. Frank	19,252	1	(1)	200,152
William C. Nylin, Jr.	479	69,718		—
David W. Trahan	1,067	155,301		—
Walter M. Broussard	417	60,694		—
David R. Atnip	711	103,486
Jon E. M. Jacoby	7,175	5	(1)	74,594
Douglas H. Martin	1,914	11	(1)	19,898

(1)	Indicates cash paid for fractional shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our directors, executive officers and persons who own more than 10% of our outstanding common stock file initial reports of ownership and reports of changes in ownership of our common stock with the SEC. Officers, directors and stockholders who own more than 10% of our outstanding common stock are required by the SEC to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based on a review of reports and information furnished to us by those persons who were directors, executive officers and/or the beneficial holders of 10% or more of our common stock at any time during the fiscal year ended January 31, 2004 and upon representations from such persons, we believe that all stock ownership reports required to be filed under section 16(a) by such reporting persons during the fiscal year ended January 31, 2004 were timely made, except as follows:

•	All of our directors and Section 16 officers, including David R. Atnip, Marvin D. Brailsford, Walter M. Broussard, Reymundo de la Fuente, Jr., Thomas J. Frank, Sr., C. William Frank, Jon E. M. Jacoby, Robert B. Lee, Jr., Bob L. Martin, Douglas H. Martin, William C. Nylin, Jr., David W. Trahan, William T. Trawick and Theodore M. Wright failed to timely report the grant of stock options immediately prior to our initial public offering on their respective Form 3 filings; these transactions were reported on Form 4 filings on December 18, 2003; and

•	Thomas J. Frank, Sr. failed to timely report the sale of shares of common stock in our initial public offering on December 1, 2003; this transaction was reported on a Form 4 filing on December 10, 2003.

INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP served as our independent public accountants for the fiscal year ended January 31, 2004. The board, upon recommendation of the Audit Committee, has appointed Ernst & Young as our independent public accountants for the fiscal year ending January 31, 2005. Representatives of Ernst & Young will attend the 2004 annual meeting of stockholders and will be available to respond to appropriate questions which may be asked by stockholders. These representatives will also have an opportunity to make a statement at the meeting if they desire to do so.

We paid the following fees to Ernst & Young for professional and other services rendered by them during fiscal 2003 and fiscal 2004:

	Years Ended January 31,
	2003	2004
Audit Fees	$89,500	$142,500
Audit-Related Fees	55,200	10,000
Tax Fees	16,500	—
All Other Fees (primarily IPO)	—	670,895

Our Audit Committee Charter requires pre-approval of all services to be rendered by our independent auditors. Since we became a public company on November 24, 2003, services rendered prior to that date were not approved in advance. However, all fees paid or committed to our outside auditor for the last two years were reviewed in the Audit Committee meeting held on February 9, 2004, and it was determined that no services rendered by our outside auditors in fiscal 2004 were prohibited under the new requirements of the Sarbanes-Oxley Act of 2002. Fees associated with the audit for fiscal 2004 were approved in advance of services being rendered. In addition, the Audit Committee has considered whether Ernst & Young’s provision of services, other than services rendered in connection with the audit of our annual financial statements and reviews of our financial statements included in our Forms 10-Q for the most recent fiscal year, is compatible with maintaining Ernst & Young’s independence and has determined that such services rendered met the requirements of independence.

APPENDIX A

CONN’S, INC.

AUDIT COMMITTEE CHARTER

(AMENDED AND RESTATED APRIL 8, 2004)

The Purposes of the Audit Committee

The purposes of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Conn’s, Inc. (the “Company”) shall be to:

•	represent and assist the Board in discharging its oversight responsibility relating to: (i) the accounting, reporting, and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements, and the audits of the financial statements of the Company; (ii) the surveillance of administration and financial controls and the Company’s compliance with legal and regulatory requirements; (iii) the Company’s independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and the Company’s independent auditor;

•	provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board;

•	prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement; and

•	fulfill all other responsibilities and duties required to be performed by an audit committee under applicable law and regulations, including without limitation, the Sarbanes-Oxley Act of 2002 and the rules and regulations of The Nasdaq Stock Market, Inc. (“Nasdaq”).

Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations. The Company’s independent auditor is responsible for performing an independent audit of the consolidated financial statements of the Company in accordance with generally accepted auditing standards.

The Committee members are neither professional accountants nor auditors, and their functions are not intended to duplicate or to certify the activities of management and the Company’s independent auditor. The Committee serves a board level oversight role where it oversees the relationship with the Company’s independent auditor, as set forth in this Charter, and provides advice, counsel and general direction, as it deems appropriate, to management and the Company’s independent auditor on the basis of the information it receives, discussions with the Company’s independent auditor and the experience of the Committee’s members in business, financial and accounting matters.

In fulfilling its duties as a committee of the Board, the Committee is to use its best efforts to focus on the substance of its responsibilities and operate in the most efficient and cost effective manner reasonably practicable under the circumstances. In furtherance of these objectives, the Committee is to work closely with the Company’s management, internal auditors, independent auditor, outside legal counsel and other advisors in an effort to comply with all legal and regulatory requirements without creating unnecessary, redundant or burdensome procedures that provide no substantive benefit to the Company.

Audit Committee Membership

The Committee shall be comprised of at least three members of the Board of the Company determined by the Board to meet the independence and financial literacy requirements of Nasdaq, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, subject to the applicable exemptions for newly listed public companies provided therein; provided however, that one non-independent director may serve on the Committee in accordance with the exceptional and limited circumstances exemption pursuant to NASD Rule 4350(d)(2)(B). Each member of the Committee must be “financially literate,” i.e., able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. At least one member of the Committee must be a “financial expert,” i.e., have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such person’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, no member of the Committee shall have participated in the preparation of the financial statements of the Company or any subsidiary of the Company at any time during the past three years. Each member of the Committee must be free of any relationships that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment.

Appointment to the Committee and the designation of any Committee member as an “audit committee financial expert” shall be made on an annual basis by the full Board upon recommendation of the Company’s Nominations Committee. Committee members may be replaced by the Board.

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

Audit Committee Meetings

The Committee shall meet as often as it determines, but not less frequently than quarterly. A majority of the members of the Committee shall constitute a quorum. The Committee shall meet periodically with (i) management; (ii) the Company’s internal auditors; and (iii) the Company’s independent auditor in separate executive sessions without the presence of management. The Committee may require, to the same extent the Board may require, any officer or employee of the Company or the Company’s internal auditors, outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall record, or cause to be recorded, minutes of the proceedings of each meeting of the Committee, and shall send, or cause to be sent, such minutes to Committee members and the members of the Board who are not members of the Committee. The Secretary of the Company shall permanently file the minutes of all meetings of the Committee in the Company’s corporate record books.

Audit Committee Responsibilities

The Committee shall:

1. Be directly and solely responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor (including resolution of disagreements between management and the auditor regarding financial reporting). In this regard, the Committee shall appoint, retain, compensate, evaluate, and terminate, when appropriate, the Company’s independent auditor, which shall report directly to the Committee.

2. Obtain and review, at least annually, a report by the Company’s independent auditor describing: the Company’s independent auditor’s internal quality-control procedures; and any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Company’s independent auditor, and any steps taken to deal with any such issues.

3. Approve in advance all audit services to be provided by the Company’s independent auditor. By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been pre-approved.

4. Establish policies and procedures for the engagement of the Company’s independent auditor to provide audit and permissible non-audit services, which shall include a requirement for pre-approval of all permissible non-audit services to be provided by the Company’s independent auditor.

5. Consider, at least annually, the independence of the Company’s independent auditor, including whether the Company’s independent auditor’s performance of permissible non-audit services is compatible with the auditor’s independence, and obtain and review a report by the Company’s independent auditor describing any relationships between the Company’s independent auditor and the Company or any other relationships that may adversely affect the independence of the auditor.

6. Review and discuss with the Company’s independent auditor: (a) the scope of the audit, the results of the annual audit examination by the Company’s independent auditor, and any difficulties the Company’s independent auditor encountered in the course of its audit work, including any restrictions on the scope of the Company’s independent auditor’s activities or on access to requested information, and any significant disagreements with management; and (b) any reports of the Company’s independent auditor with respect to interim periods.

7. Review and discuss with management and the Company’s independent auditor the annual audited financial statements of the Company, including: (a) an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (b) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including accounting policies that may be regarded as critical; and (c) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations; and receive reports from the Company’s independent auditor as required by the Commission’s rules.

8. Recommend to the Board, based on the review and discussion described in paragraphs 5 – 7 above, whether the annual audited financial statements should be included in the Company’s Annual Report on Form 10-K.

9. Review and discuss with management and the Company’s independent auditor the quarterly financial statements of the Company, including: (a) an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (b) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including accounting policies that may be regarded as critical; and (c) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations; and receive reports from the Company’s independent auditor as required by the Commission’s rules.

10. Review and discuss quarterly reports, including without limitation, the fourth quarter and annual audit period reports, from the Company’s independent auditor about: (a) All critical accounting policies and practices to be used; (b) significant or material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Company’s independent auditor; and (c) other material written communications between the Company’s independent auditor and management, such as any management letter or schedule of unadjusted differences.

11. Review and discuss the adequacy and effectiveness of the Company’s internal controls, including any material weaknesses in internal controls and significant changes in such controls reported to the Committee by the Company’s independent auditor or management.

12. Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon.

13. Require receipt of and review disclosures made to the Committee by the Company’s chief executive officer and chief financial officer during their certification process, including any sub-certifications from other officers of the Company, for each Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

14. Review and discuss with the principal internal auditor of the Company the scope and results of the internal audit program, a portion of which review and discussion shall be conducted in executive sessions outside the presence of management.

15. Approve the appointment and replacement of the Company’s internal auditor.

16. Review the significant reports to management prepared by the Company’s internal auditor and management’s responses.

17. Discuss with the Company’s independent auditor and management the Company’s internal auditor’s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

18. Review and discuss corporate policies with respect to earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies.

19. Review and discuss the Company’s policies with respect to risk assessment and risk management.

20. Oversee the Company’s compliance systems with respect to legal and regulatory requirements and review the Company’s codes of conduct and programs to monitor compliance with such codes.

21. Establish procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

22. Establish policies for the hiring of employees and former employees of the Company’s independent auditor.

23. Review and approve all related party transactions for potential conflict of interest situations on an ongoing basis.

24. Annually evaluate the performance of the Committee and assess the adequacy of the Committee charter.

25. Perform any other activities required by applicable law, rules or regulations, including the rules of the Commission and Nasdaq, and perform other activities that are consistent with this Charter, the Company’s Certificate of Incorporation and Bylaws, and governing law, as the Committee or the Board may deem necessary or appropriate.

Outside Advisors and Funding

The Committee shall have the authority, to the extent it deems necessary or appropriate to carry out its duties, to engage and retain independent legal, accounting or other advisors and experts. The Committee shall have the full authority to authorize, and require the Company and its officers and employees to, provide for appropriate funding, as determined by the Committee in its sole discretion, for the payment of (i) compensation to any independent auditor engaged for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisors employed by the Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. Subject to any limitations under applicable law or regulations, including Nasdaq regulations, the Committee shall also have the authority, to the extent it deems necessary or appropriate, to delegate its duties to a sub-committee composed of one or more members of the Committee.

APPENDIX B

AMENDED AND RESTATED 2003 INCENTIVE STOCK OPTION PLAN

B-1

CONN’S, INC.

AMENDED AND RESTATED

2003 INCENTIVE STOCK OPTION PLAN

1. Purposes of this Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and to promote the success of the Company’s business. Options granted under this Plan are intended to qualify as Incentive Stock Options. The provisions of this Plan shall be construed in a manner consistent with the requirements of the Code.

2. Amendment and Restatement. This Plan is an amendment and restatement of that certain Conn Appliances, Inc. Incentive Stock Option Plan dated October 21, 1999, which shall be superseded in its entirety by this Plan. It is intended that the terms of this Plan do not constitute a “modification, extension, or renewal” of options within the meaning of Section 424(h) of the Code. Any provisions of this Plan which shall constitute a modification, extension, or renewal of options under Section 424(h) of the Code shall be disregarded insofar as it would otherwise apply to any option outstanding on the date of the Board’s adoption of this Plan.

Notwithstanding the foregoing, the right of an Employee to require the Company to repurchase an Employee’s Shares upon termination of employment with the Company found in Section 5 of that certain Restricted Stock Agreement dated July 21, 1998 is hereby rescinded with respect to all unexercised Options granted under this Plan. Said Restricted Stock Agreement shall not apply to Options granted after the adoption of this amendment and restatement to the Plan.

3. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering this Plan in accordance with Paragraph 5 hereof.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options are granted under this Plan.

(c) “Board” means the Company’s Board of Directors.

(d)“Cause” means (i) the Optionee’s continued failure to substantially perform the principal duties and obligations of his position with the Company (other than any such failure resulting from Disability); (ii) any act of personal dishonesty, fraud or misrepresentation taken by the Optionee which was intended to result in substantial gain or personal enrichment of the Optionee at the expense of the Company; (iii) the Optionee’s violation of a federal or state law or regulation applicable to the Company’s business which violation was or is reasonably likely to be injurious to the Company; or (iv) the Optionee’s conviction of a felony or a plea of nolo contendere under the laws of the United States or any state.

(e) “Change of Control” means (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected primarily for the purpose of changing the domicile of the Company), unless the Company’s shareholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions hold at least a majority of the voting power of the surviving or acquiring entity or (ii) a sale of all or substantially all of the assets of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means a committee of Directors appointed by the Board in accordance with Paragraph 5 hereof.

(h) “Common Stock” means the Company’s common stock.

(i) “Company” means Conn Appliances, Inc., a Texas corporation, and any successor to the Company.

(j) “Date of Grant” means the date on which the granting of an Option is authorized pursuant to Paragraph 6 of this Plan, by the Committee or such later date as may be specified by the Committee in such authorization.

(k) “Director” means a member of the Board.

(l) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(m) “Employee” means any person, including officers, employed by the Company or any Parent or Subsidiary of the Company. A person shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91/st/ day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-statutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

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(o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(p) “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(q) “Involuntary Termination” shall mean (i) a termination by the Company of the Optionee’s status as an Employee other than for Cause; (ii) without the Optionee’s consent, a material reduction of or variation in the Optionee’s duties, authority or responsibilities relative to the Optionee’s duties, authority or responsibilities as in effect immediately prior to such reduction or variation; (iii) without the Optionee’s consent, a material reduction in the base salary of the Optionee as in effect immediately prior to such reduction; (iv) without the Optionee’s consent, a material reduction by the Company in the kind or level of employee benefits to which the Optionee was entitled immediately prior to such reduction, with the result that the Optionee’s overall benefits package is materially reduced; or (v) without the Optionee’s consent, the relocation of the Optionee to a facility or a location more than fifty (50) miles from the Optionee’s then present location.

(r) “Non-statutory Stock Option” means an Option that does not qualify as an Incentive Stock Option.

(s) “Option” means a stock option granted pursuant to this Plan.

(t) “Option Agreement” means a written agreement between the Company and an Optionee substantially in the form of Exhibit A attached hereto evidencing the terms and conditions of an individual Option grant under this Plan. The Option Agreement is subject to the terms and conditions of this Plan.

(u) “Optioned Stock” means the Common Stock subject to an Option.

(v) “Optionee” means the holder of an outstanding Option granted under this Plan.

(w) “Paragraph” means a paragraph of this Plan.

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(x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y) “Plan” means the Conn Appliances, Inc. 2003 Amended and Restated Incentive Stock Option Plan, as may be amended from time to time.

(z) “Share” means a share of the Common Stock, as may be adjusted in accordance with Paragraph 13.

(aa) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

4. Shares Subject to this Plan. Subject to the provisions of Paragraph 13, the maximum aggregate number of Shares that may be subject to Options and sold under this Plan is 2,559,767 Shares. The Shares may be authorized but unissued or reacquired Common Stock.

If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant under this Plan (unless this Plan has terminated). However, Shares that have actually been issued under this Plan upon exercise of an Option shall not be returned to this Plan and shall not become available for future distribution under this Plan, except that if Shares acquired by exercise of an Option and subject to a restricted stock agreement are repurchased by the Company, such Shares shall become available for future grant under this Plan.

5. Administration of this Plan.

(a) This Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

(b) Subject to the provisions of this Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its sole discretion:

(i) to determine the Fair Market Value of the Common Stock;

(ii) to select the Employees to whom Options may from time to time be granted hereunder;

(iii) to determine the number of Shares subject to each Option granted hereunder;

(iv) to approve a form of Option Agreement;

(v) to determine the terms and conditions of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria or period of employment service), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any

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Option or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to determine whether and under what circumstances an Option may be settled in cash or Common Stock under Paragraph 11(e);

(vii) to prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations relating to sub-plans, if any, established for the purpose of satisfying applicable foreign laws;

(viii) to allow or disallow one or more Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined as of the date the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

(ix) to construe and interpret the terms of this Plan and Options granted pursuant to this Plan.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

6. Eligibility.

(a) Options may be granted only to Employees.

(b) Each Option shall be designated in the Option Agreement as an Incentive Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Non-statutory Stock Options. For purposes of this Paragraph 6(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Date of Grant.

(c) Neither this Plan nor any Option shall confer upon any Optionee any right with respect to continuing the Optionee’s relationship as an Employee with the Company, nor shall it interfere in any way with his right or the Company’s right to terminate such relationship at any time, with or without Cause, and with or without notice.

7. Term of Plan. Subject to Paragraph 20, this Plan shall become effective upon its adoption by the Board. Unless sooner terminated under Paragraph 20, this Plan shall continue in effect for a term of ten (10) years from the later of (i) the effective date of this Plan or (ii) the date of the most recent Board approval of an increase in the number of Shares reserved for issuance under this Plan.

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8. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the Date of Grant. In the case of an Option granted to an Optionee who, on the Date of Grant, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the Date of Grant or such shorter term as may be provided in the Option Agreement.

9. Vesting. Unless stated otherwise in the Option Agreement, Options granted under this Plan shall vest and become exercisable, subject to the other terms of this Plan, according to the following schedule:

Years from Date of Grant	Vested Amount
Less than 1 year	0%
1 year but less than 2 years	20%
2 years but less than 3 years	40%
3 years but less than 4 years	60%
4 years but less than 5 years	80%
5 years or more	100%

10. Option Exercise Price and Consideration.

(a) The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(i) In the case of an Option granted to an Employee who, at the Date of Grant, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be not less than 110% of the Fair Market Value per Share on the Date of Grant. In the case of an Option granted to any other Employee, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the Date of Grant.

(ii) In the case of a Non-statutory Stock Option granted to any other Employee, the per Share exercise price shall be determined by the Administrator.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator on the Date of Grant. Such consideration may consist of cash or check or any combination thereof.

11. Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such

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conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and this Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Paragraph 13.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as an Employee. If an Optionee ceases to be an Employee other than upon such Optionee’s death or Disability, such Optionee may exercise his Option within the period of time specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). The Option shall remain exercisable for three (3) months following the Optionee’s termination, or such shorter period as may be provided in the Option Agreement. If, on the date of termination, the Optionee is not vested as to his Optioned Stock, the unvested portion of the Optioned Stock shall revert to this Plan. If, after termination, the Optionee does not exercise his Option within the time specified by the Administrator, the Option shall terminate, and the Optioned Stock shall revert to this Plan.

(c) Disability of Optionee. If an Optionee ceases to be an Employee as a result of the Optionee’s Disability, the Optionee may exercise his Option for such period of time as specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). The Option shall remain exercisable for one (1) year following the Optionee’s termination, or such shorter period as may be provided in the Option Agreement. If, on the date of termination, the Optionee is not vested as to all of his Optioned Stock, the unvested portion of the Optioned Stock shall revert to this Plan. If, after termination, the Optionee does not exercise his Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to this Plan.

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(d) Death of Optionee. If an Optionee dies while an Employee, the Option may be exercised for such period of time as specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. The Option shall remain exercisable for three (3) months following the Optionee’s termination, or such shorter period as may be provided in the Option Agreement. If, on the date of death, the Optionee is not vested as to all of his Optioned Stock, the unvested portion of the Optioned Stock shall immediately revert to this Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to this Plan.

(e) Repurchase Provisions. The Administrator may at any time offer to repurchase for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

(f) Other Terms and Conditions. Among other conditions that may be imposed by the Committee with respect to Options granted pursuant to this Plan, if deemed appropriate, include but are not limited to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be Employees of the Company or its Subsidiaries, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; and (vi) the achievement by the Company of specified performance criteria.

(g) Application of Funds. The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Options will be used for general corporate purposes.

12. Limited Transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

13. Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number and type of Shares that have been authorized for issuance under this Plan, but as to which no Options have yet been granted or which have been returned to this Plan upon cancellation or expiration of an Option or repurchase of shares acquired by exercise of an Option and subject to a restricted stock agreement, and the number and type of Shares covered by each outstanding Option, as well as the price per Share covered by each such outstanding Option, shall be

8

proportionately adjusted for any increase or decrease in the number or type of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, type or price of Shares subject to an Option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his Option until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any of the Company’s rights to repurchase any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent an Option has not been exercised, it will terminate immediately prior to the consummation of such proposed transaction.

(c) Merger or Asset Sale. In the event of (i) a merger of the Company with or into another entity or (ii) the sale of all or substantially all of the assets of the Company (either, a “Merger Transaction”), each outstanding Option shall be assumed or an equivalent option or right substituted by the successor entity or a Parent or Subsidiary of the successor entity. In the event that the successor entity refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which such Option would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Merger Transaction, the Administrator shall notify the Optionee in writing that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this Paragraph 13, the Option shall be considered assumed if, following the Merger Transaction, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the Merger Transaction, the consideration (whether stock, cash, or other securities or property) received in the Merger Transaction by holders of Common Stock for each Share held on the effective date of the Merger Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Merger Transaction is not solely common stock of the successor entity or its Parent, the Administrator may, with the consent of the successor entity, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor entity or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Merger Transaction.

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(d) Accelerated Vesting. Following either an assumption of or substitution for Options in connection with a Merger Transaction that constitutes a Change of Control and in the event of an Involuntary Termination of an Optionee upon or during the one (1) year period after the effective date of such Change of Control, (1) each Optionee’s rights to purchase Optioned Stock shall become automatically vested in their entirety on an accelerated basis and be fully exercisable as of the date immediately preceding any such Involuntary Termination and (2) all of the Company’s rights to repurchase Restricted Stock from an Optionee under all restricted stock purchase agreements shall lapse in their entirety on an accelerated basis as of the date immediately preceding any such Involuntary Termination.

14. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of legal counsel to the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Option, the Administrator may require the Optionee to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of legal counsel to the Company, such a representation is necessary or appropriate.

15. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

17. Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with this Plan by any person or persons other than the Committee or Board member. In no event shall any person who is or shall have been a member of the Committee or the Board be liable for any determination made or other action taken or any failure to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

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18. Construction. The titles and headings of the sections in this Plan are for the convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

19. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable federal law.

20. Approval, Amendment, and Termination of this Plan.

(a) Shareholder Approval. This Plan must be approved by a majority of the votes cast at a duly held shareholders’ meeting at which a quorum representing a majority of all outstanding voting Shares is, either in person or by proxy, present and voting on the Plan within twelve (12) months after the date this Plan is adopted. The Board shall obtain similar shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws, which shall include:

(i) an increase in the number of Shares subject to Option under this Plan;

(ii) a change in the definition of Employee affecting eligibility;

(iii) a change in the manner in which Options are issued or may be exercised; or

(iv) an extension of the term of this Plan as set forth in Paragraph 7.

(b) NASD Rules. In addition to the foregoing, the Board shall obtain similar shareholder approval for any Plan amendment which requires such approval under the rules of the National Association of Securities Dealers.

(c) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate this Plan.

(d) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of this Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of this Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under this Plan prior to the date of such termination.

(e) Effect of Failure to Obtain Shareholder Approval.

(i) If the shareholders fail to approve the amendment and restatement of this Plan as set forth in this Paragraph 20, all Options granted under the Plan subsequent to the Board’s adoption of such amendment and restatement shall expire and the amendment and restatement shall be disregarded.

(ii) If the shareholders fail to approve a Plan amendment as set forth in this Paragraph 20, the Plan amendment shall be disregarded.

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EXHIBIT A

Form of Incentive Stock Option Agreement

Conn’s, Inc.

2004 ANNUAL MEETING OF STOCKHOLDERS

JUNE 3, 2004

FORM OF PROXY

By my signature below, I revoke all previous proxies and appoint Thomas J. Frank, Sr. and C. William Frank as proxy, with full power of substitution and resubstitution, to represent and to vote, as designated below, all shares of common stock of Conn’s, Inc. that I held of record as of the close of business on April 15, 2004 at the 2004 Annual Meeting of Stockholders to be held at 3295 College Street, Beaumont, Texas 77701, on June 3, 2004 at 10:00 a.m. local time, or any adjournments thereof. The above named proxy is hereby instructed to vote as shown on the reverse side.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE MARK YOUR VOTE IN THE BOXES BELOW USING DARK INK ONLY

Proposals:

1.	To approve an amendment to our certificate of incorporation.	FOR	AGAINST	ABSTAIN

		☐	☐	☐

2.	To elect the two directors listed below:	FOR	WITHHOLD AUTHORITY
	William T. Trawick Marvin D. Brailsford	☐	☐

WITHHOLD AUTHORITY FOR (To withhold authority to vote for either individual nominee, write the nominee’s name in the space provided below):

3.	To approve an amendment to the Conn’s, Inc. Amended and Restated 2003 Incentive Stock Option Plan.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

4.	In the above named proxy’s discretion, to act upon such other business as may properly come before the meeting.

IMPORTANT – This proxy must be signed and dated on the reverse side.

If you execute and return this proxy it will be voted in the manner you have indicated on the reverse side. If you execute and return this proxy without indicating any voting preference, this proxy will be voted “FOR” proposals 1, 2 and 3 and in the discretion of the above named person acting as proxy on such other matters that may properly come before the meeting.

Please sign exactly as your name appears on this proxy. Joint owners should each sign. When signing as a fiduciary, such as an attorney, executor, administrator, trustee, guardian, etc., please give your full title as such. Please return this form of proxy promptly in the enclosed envelope.

The undersigned acknowledge(s) receipt of the Notice of 2004 Annual Meeting of Stockholders and the Proxy Statement accompanying such Notice, each dated April 30, 2004.

Print Name	Print Name

Signature(s)	Signature(s)

Date	Date